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                          CENTURY COMMUNICATIONS CORP.

                    OFFER TO EXCHANGE ANY AND ALL OUTSTANDING
              SENIOR DISCOUNT NOTES DUE JANUARY 15, 2008, SERIES A,
               WHICH ARE NOT REGISTERED UNDER THE SECURITIES ACT,
                                       FOR
              SENIOR DISCOUNT NOTES DUE JANUARY 15, 2008, SERIES B,
                  WHICH ARE REGISTERED UNDER THE SECURITIES ACT

To:   Brokers, Dealers, Commercial Banks,
      Trust Companies and Other Nominees;

          Century Communications Corp. (the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated
             , 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") $1,000 principal amount at maturity of its Senior Discount Notes due January 15, 2008, Series B (the "New Notes"), which are registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount at maturity of its outstanding Senior Discount Notes due January 15, 2008, Series A (the "Existing Notes"; and together with the New Notes, the "Notes"), which are not registered under the Securities Act. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated January 15, 1998, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          We are requesting that you contact your clients for whom you hold Existing Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, or who hold Existing Notes registered in their own names, we are enclosing the following documents:

          1.   Prospectus dated              , 1998;

          2. The Letter of Transmittal for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Existing Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer, including through the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC"), cannot be completed on a timely basis;






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          4.   A form of letter which may be sent to your clients for whose account you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

          5. Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9.

          Your prompt action is requested. The Exchange Offer will expire at
5:00 p.m., New York City time, on             , 1998, unless extended by the
Company (the "Expiration Date"). The Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 pm., New York City time, on the Expiration Date.

          To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guaranties and any other required documents, should be sent to the Exchange Agent and certificates representing the Existing Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus. NOTWITHSTANDING THE FOREGOING, A PARTICIPANT IN DTC (A "DTC PARTICIPANT") MAY VALIDLY ACCEPT THE TERMS OF THE EXCHANGE OFFER BY TENDERING EXISTING NOTES THROUGH ATOP PRIOR TO THE EXPIRATION DATE. ACCORDINGLY, SUCH DTC PARTICIPANT MUST ELECTRONICALLY TRANSMIT ITS ACCEPTANCE TO DTC THROUGH ATOP, AND THEN DTC WILL EDIT AND VERIFY THE ACCEPTANCE, EXECUTE A BOOK-ENTRY DELIVERY TO THE EXCHANGE AGENT'S ACCOUNT AT DTC AND SEND AN AGENT'S MESSAGE TO THE EXCHANGE AGENT FOR ITS ACCEPTANCE. BY TENDERING THROUGH ATOP, SUCH DTC PARTICIPANT WILL EXPRESSLY ACKNOWLEDGE RECEIPT OF THIS LETTER OF TRANSMITTAL AND AGREE TO BE BOUND BY ITS TERMS AND THE COMPANY WILL BE ABLE TO ENFORCE SUCH AGREEMENT AGAINST SUCH DTC PARTICIPANT.

          If holders of Existing Notes wish to tender, but it is impracticable for them to forward their certificates for Existing Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures, including those with respect to tenders through ATOP, on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "Procedures for Tendering Existing Notes--Guaranteed Delivery Procedures."

          Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, expect that holders who instruct the Company to register New Notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

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          Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to ____________________, the Exchange Agent for the Existing Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                       Very truly yours,

                                       CENTURY COMMUNICATIONS CORP.

          NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures



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